INDEPENDENT AUDITORS'CONSENT


     We consent to the use in the Registration Statement on Form SB-2 of Wilon Energy Group, Inc. in connection with the registration under the Securities Act of 1933, as amended, for shares of common stock our report dated xxxxxxx, 2002 with respect to the financial statements of Wilon Resources, Inc. for the years ended September 30, 2002 and 2001 and to the reference to our firm under the caption "Experts" in this registration statement.




/s/ Drakeford & Drakeford
----------------------------
Drakeford & Drakeford
Certified Public Accountants


 May 15, 2003